BUSINESS COOPERATION AGREEMENT

between

CONG TY TNHH HOTTAB ASSET VIETNAM

and

TRIIP PTE. LTD.

06 March 2020

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THIS BUSINESS COOPERATION AGREEMENT (this “Agreement”) is entered into on 06 March 2020 by and between:

CONG TY TNHH HOTTAB ASSET VIETNAM

Registered Address	:	No 57, Tran Quoc Toan, Tran Hung Dao Ward, Hoan Kiem District, Hanoi, Vietnam
Establishment	:	Enterprise Registration Certificate No. 0108838460
Authorised Representative	:	SANJEEV SAPKOTA
Position	:	General Director

(Cong TY TNHH Hottab Asset Vietnam shall be referred to hereinafter as “SoPa/#HOTTAB”);

and

TRIIP PTE. LTD.

Registered Address	:	24 Raffles Place, #18-00 Clifford Centre, Singapore 048621
Establishment	:	Enterprise Registration Certificate No. 201435644R issued by Singapore ACCOUNTING AND CORPORATE REGULATORY AUTHORITY
Authorised Representative	:	HỒ VIỆT HẢI
Position	:	CEO

(Triip Pte. Ltd. shall be referred to hereinafter as “Triip”)

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RECITALS

WHEREAS, SoPa/#HOTTAB is a technology platform that provides apps, websites, and software branded as “SoPa” and “#HOTTAB” which allows consumers to engage digital wallet features and a universal loyalty points system and allows merchants to intelligently engage and market to consumers and seamlessly disburse and redeem product offers and loyalty points;

WHEREAS, Triip is a travel marketing platform operating and developing an informational app and online tourism and hospitality solution, called Triip, to provide rewards in the form of TriipMiles to consumers who book and purchase products and services via the Triip platform;

WHEREAS, SoPa/#HOTTAB and Triip wish to cooperate to bring products and services of SoPa/#HOTTAB and Triip to more users and merchants, and share the profits earned in accordance with the terms and conditions of this Agreement;

WHEREAS, Triip and SoPa/#HOTTAB shall collaborate to present the Triip and SoPa brands to more users via mutual app-based and other marketing channels, based on common interests, values, and marketplace, so that both partners can expand the market share with transparency and mutual respect;

NOW, THEREFORE, IT IS HEREBY AGREED as follows:

ARTICLE 1. DEFINITIONS AND INTERPRETATION

Definitions

When used in this Agreement, including the Recitals, capitalized terms shall have the meanings as follows:

“Indemnifying Party” has the meaning set forth in Article 7.01. “Indemnified Party” has the meaning set forth in Article 7.01.

“Parties” means SoPa/#HOTTAB and Triip, and “Party” means any one of them.

“Governmental Entity” means any national, provincial, regional, municipal, local or other governmental, legislative, administrative or regulatory authority, examiner, body, agency, commission, self-regulatory organization or other similar entity (including any branch, department or official thereof) or any successor entity.

“Merchant” means any individual or entity providing consumer services. “Agreement” means this Business Cooperation Agreement.

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“Triip” has the meaning set forth in the introductory paragraph of this Agreement.

“Client” means the user of the System to engage services provided by the Merchant.

“SoPa/#HOTTAB” has the meaning set forth in the introductory paragraph of this Agreement.

“System” means the application, website or other forms developed, operated and managed by Triip through which the Client can engage services provided by the Merchant.

“Agreement Date” means the date as set forth in the first page of this Agreement.

“Business Day” means any day (except Saturday, Sunday and any public holidays in Vietnam) on which banks are open for general business in Vietnam.

“Service Fee” means the amount paid by the Merchant to SoPa/#HOTTAB for transacting Client’s services through the System. For avoidance of doubt, assuming a VND 100,000 transaction and Service Fee Percentage of 1% for transacting such Service, the Service Fee shall be VND 1,000.

“Revenue Split Fee” means the amount paid by SoPa/#HOTTAB to Triip and represents 20% of the Service Fee. For avoidance of doubt, assuming a VND 100,000 transaction and Service Fee Percentage of 1% for transacting such Service, the Service Fee shall be VND 1,000. The Revenue Split Fee shall be VND 200.

“API” means the Application Programming Interface, which is the portal for retrieving data and communicating with other programming software.

“Extension Agreement” has the meaning set forth in Article 6.01(b).

“Confidential Information” has the meaning set forth in Article 7.05(a).

“Person” means any individual, partnership, limited liability partnership, joint venture company, limited liability company, joint stock company, corporation, trust, estate, juridical entity, association, statutory body, unincorporated organization or government or any political subdivision, instrumentality, agency or authority thereof or therein.

“Law” means (i) any document listed in Articles 2, 4, 172.2 and 172.4 of the Law on Promulgation of Laws No. 80/2015/QH13 adopted by the National Assembly of Vietnam on June 22, 2015, and if these articles are amended, supplemented or replaced, includes any document thereafter defined as a legal document pursuant to such amendment, supplement or replacement; and (ii) any publicly available and binding rules, regulations, requirements or guidance of any Governmental Entity.

“Vietnam” means the Socialist Republic of Vietnam.

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Interpretation

Headings are for convenience only and do not affect interpretation; The singular includes the plural, and the converse also applies;

If a word or phrase is defined, its other grammatical forms have a corresponding meaning;

A reference to an Article is a reference to an article of this Agreement;

A reference to an agreement or document (including a reference to this Agreement) is a reference to the agreement or document (including its appendices) as amended, supplemented, novated or replaced except to the extent prohibited by this Agreement or that other agreement or document;

A reference to “writing” includes any method of representing or reproducing words, figures, drawings, or symbols in a visible or tangible form;

A reference to a party to this Agreement or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns;

A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it;

Mentioning anything after “includes”, “including”, “for example”, or similar expressions, does not limit what else might be included;

Nothing in this Agreement shall be interpreted against a Party solely on the ground that the Party put forward this Agreement or any part of it;

ARTICLE 2. COOPERATED BUSINESS ACTIVITIES

Works performed by SoPa/#HOTTAB

To search, connect, and contract with the Merchant.

To provide Triip with data, input data and necessary information for advertising and promoting the products and services of the Merchant. SoPa/#HOTTAB shall provide a revenue generation report on a monthly basis.

To punctually pay commissions to Triip on the 3rd of the following month for all collected sales revenues generated the prior month.

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Quality of Activities on SoPa/#HOTTAB shall be monitored with the below criteria:

1.	Interacting level by sharing, comments.
2.	2. SoPa/#HOTTAB successful transaction/Daily active user (DAU) on Triip.
3.	SoPa/#HOTTAB successful transaction/Monthly active users (MAU) on Triip.
4.	Rating of at least 4.0 as a customer feedback for SoPa/#HOTTAB via Triip.
5.	Good practice of Ethical Business and follow the norms via different appropriate content from SoPa/#HOTTAB.

* To ensure the authenticity and legality of information and data provided to Triip.

SoPa/#HOTTAB shall be responsible for the authenticity and legality of all information and data it provides to Triip, that such information and data conform to Vietnamese laws and public moral. Therefore, SoPa/#HOTTAB shall be co-responsible with Triip before the governmental competent authorities should this provision is not respected, and bear all responsibilities (including indemnity in conformity with Article 7.01) when this provision is not respected;

To ensure transactions from Triip are treated fairly and respect the rights similar to other members.

Works performed by Triip

To support the advertisement, promotion, and disbursal and redemption of SoPa/#HOTTAB services on media such as the website https://www.triip.me, the Triip application, and other media and social networks.

To ensure that the promotional and advertising tools of Triip are in good and easy condition for the Client to access.

To support the posting of activities and events and disbursal and redemption of SoPa/#HOTTAB services through the API portal.

ARTICLE 3. REVENUE SPLIT FEE

Division of the Service Fee

Subject to the performance and completion of works as described in Article 2 by Triip, SoPa/#HOTTAB shall pay Triip a Revenue Split Fee, which is an amount equivalent to 20% of the Service Fee for each transaction registered and paid by the Client to the Merchant through the System.

The payment of Revenue Split Fee as provided in Article 3 shall be performed by SoPa/#HOTTAB by transferring to the bank account notified by Triip to SoPa/#HOTTAB in writing within first 3 (three) Business Days of each calendar month based on the number of Clients who have registered through the System in the previous month.

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All payments by SoPa/#HOTTAB to Triip under this Article shall be inclusive of all taxes, if any, relating to the performance of works as described in Article 2, which Triip must pay to the Governmental Entity. Other than the amount provided in Article 3, SoPa/#HOTTAB shall have no obligation to pay Triip any other amount for performance of this Agreement. For avoidance of doubt, each Party shall bear its own expenses and costs for performance of works described in Article 2 hereof.

In the event that the Merchant fails to pay or punctually pay the Service Fee to SoPa/#HOTTAB, SoPa/#HOTTAB is discharged from any demand or claim from Triip regarding the failure to pay or punctual payment of the Revenue Split Fee as provided in Articles 3.

Adjustment of the Division Rate of the Revenue Split Fee

Subject to the occurrence of any of the following events or conditions and at the request of SoPa/#HOTTAB, the Parties shall re-negotiate on the Service Fee rate which SoPa/#HOTTAB must pay to Triip in accordance with Article 3 and execute an amendment to this Agreement to record those agreements:

One year after the registration of Client on the System, the Revenue Split Fee for such Client shall decrease to 10%.

Two years after the registration of Client on the System, the Revenue Split Fee for such Client shall decrease to 0%.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to the other Party that the following statements are true, complete, accurate, correct and not misleading at the Agreement Date:

Such Party is validly incorporated or established, and is and has always been, validly in existence and duly registered under applicable Laws and has full corporate power to conduct its business as conducted at the Agreement Date.

Such Party has full power and authority to enter into and perform this Agreement. This Agreement when executed, constitutes legal, valid and binding obligations on such Party, enforceable in accordance with its terms by appropriate legal remedy.

The execution, delivery and performance by such Party of this Agreement do not contravene, conflict with or result in a breach of or default under: (i) any provisions contained in any agreement or instrument to which such Party is a party or such Party is bound; or (ii) any provisions contained in any Laws applicable to such Party.

Such Party has duly obtained, or shall have duly obtained, any Regulatory Consent necessary for the execution and performance of its obligations under this Agreement.

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Unless otherwise provided in this Agreement, the execution, delivery and performance by such Party of this Agreement will not require such Party to obtain any consent, waiver, authorization or approval of, or make any filing with or give notice to, any Person.

ARTICLE 5. COVENANTS

Each Party shall ensure that all representations and warranties shall remain true, complete, accurate, correct and not misleading as at the time being made under this Agreement, and if any of representations and warranties becomes untrue, incomplete, inaccurate, incorrect or misleading at any time after the Agreement Date, such Party shall immediately notify the other Party in writing.

ARTICLE 6. TERM AND TERMINATION

6.01 Term

The terms of this Agreement shall be effective for a minimum of 2 (two) years from the Agreement issue date and shall automatically terminate upon expiry of such period, unless extended in accordance with Article 6.01(b) or prematurely terminated in accordance with Article 6.02 hereof.

This Agreement may be extended pursuant to the agreement of the Parties, provided that a Party must notify the other Party in writing of the extension of the Agreement no later than 45 (forty-five) days prior to the termination date of this Agreement. The Parties shall renegotiate the terms of this Agreement and execute a written agreement to extend this Agreement (the “Extension Agreement”) within 30 (thirty) days from the receipt of notice from a Party. For avoidance of doubt, after the execution of the Extension Agreement, except for the terms and conditions provided in the Extension Agreement, the other terms and conditions provided in this Agreement shall continue to be valid.

6.02 Termination

This Agreement may be prematurely terminated upon the occurrence of any of the following events:

by mutual agreement of both Parties;

a Party notifying the other Party in writing no later than 30 (thirty) days prior to the termination date of this Agreement;

there is any breach of this Agreement by the other Party which is not remedied by the other Party within 10 (ten) Business days from the date of breach; or there is a Law that prohibits a Party to consummate the transactions contemplated hereunder.

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6.03 General Clauses on Termination

In the event of the termination of this Agreement in accordance with Article 6.01, this Agreement shall cease to have effect, and no further obligation or liability owed by any Party to other Party, except for Articles 1 (Definitions and Interpretation), 6.03 (General Clauses on Termination), 7.01 (Indemnity), 7.02 (Waiver; Cumulative Rights); 7.05 (Confidentiality), 7.07 (Notices), 7.09 (Governing Law), 7.10 (Dispute Resolution), and 7.11 (Originals; Languages; Counterparts) shall survive.

In the event of termination under Article 6.02, Triip is obliged to:

return, remove and/or delete all information provided by SoPa/#HOTTAB or related to SoPa/#HOTTAB, the Merchant, the Client and the activities as described in Article 2 hereof from the System of Triip; and

In the event of termination under Article 6.02, SoPa/#HOTTAB is obliged to: pay all amounts payable to Triip in the manner provided in Article 3 hereof; and return and/or delete information related to Triip and Triip’s activities.

Upon termination of this Agreement, each Party shall not be liable to indemnify or reimburse the other Party for any other amounts, except as specifically provided in Articles 6.03(b), 6.03(c) and 7.01 hereof.

The Parties shall take all and any reasonable action and shall execute any documents and/or carry out any necessary procedures in the timely manner and without any unreasonable withholding or delay to terminate the transactions hereunder.

ARTICLE 7. MISCELLANEOUS

Indemnity

A Party (the “Indemnifying Party”) shall fully indemnify and shall keep fully indemnified the other Party (the “Indemnified Party”) against any claims, demands, actions, proceedings, judgments, and costs whatsoever and in any way arising which may be made or brought against the Indemnified Party or which the Indemnified Party may sustain or incur arising from or in connection with any breaches of this Agreement by the Indemnifying Party.

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Waiver; Cumulative Rights

The failure or delay of a Party to require performance by the other Party of any provision of this Agreement, except for the failure or delay of a Party to comply with notice deadlines as included in this Agreement, shall not affect its right to require performance of such provision unless such performance has been waived by such Party in writing. Any right granted to a Party hereunder or by Law shall be cumulative and may be exercised in part or in whole from time to time.

Entire Agreement

Except to the extent provided herein, this Agreement contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written.

Severability

Every provision and each part thereof contained in this Agreement shall be severable and distinct from the other provisions. If any provision is invalid, illegal or unenforceable under applicable Laws, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected. To the extent permitted by applicable Laws, the Parties hereby waive any provision of applicable Laws that renders any provision of this Agreement prohibited or unenforceable in any respect.

Confidentiality

The following information shall be considered confidential information (the “Confidential Information”) and shall not be disclosed by any Party to any third party without the other Party’s consent, except in accordance with the provisions set forth below: (i) the terms and conditions of this Agreement, (ii) activities as described in Article 2 and (iii) any other information disclosed or made available by the other Party in the course of the discussions, negotiations, or performance in connection with the transactions contemplated in this Agreement and designated priory by that Party in writing as confidential information.

The obligation of confidentiality under this Article 7.05 shall not apply to the Confidential Information which:

is already in the public domain or becomes available to the public other than through the act or omission of the receiving Party;

becomes legally compelled under applicable Laws or required by appropriate Governmental Entity or any court of competent jurisdiction to be disclosed, provided that the required Party shall provide the other Party with prompt written notice of that fact so that the Parties may agree on the contents of such statement or announcement; is disclosed to the receiving Party’s affiliates, officers, employees, directors, professional advisors, provided that the receiving Party shall procure that and shall be responsible to ensure that such Persons undertake to treat such information as confidential information;

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already known or already in the lawful possession of the receiving Party, its affiliates or representatives, as of the date of the disclosure by the disclosing Party; or

lawfully disclosed to the receiving Party by a third party not obligated to the disclosing Party to keep the information confidential.

Each Party shall, and shall procure its affiliates, officers, employees, directors, professional advisors shall:

keep confidential all Confidential Information;

not release or disclose such Confidential Information to any other party without written approval of disclosing Party;

not use the Confidential Information to secure any commercial advantage or benefit whether for itself or other third party, except for commercial benefit provided hereof;

not use the Confidential Information in any manner which is prejudicial or detrimental to the reputation or interests to the disclosing Party.

Upon the termination of this Agreement in accordance with Article 6.02, each receiving Party shall return and/or delete all Confidential Information stored in form of document, email, electronic devices or in any form as requested by the disclosing Party.

Relationship between the Parties

None of the provisions of this Agreement shall be deemed to constitute a partnership or joint venture among the Parties, and save as specifically provided, none of the Parties shall have any authority to bind the other Party in any way.

Notices

Any notice to be given under this Agreement shall be in writing and deemed to have been given when delivered by hand, airmail or facsimile transmission to the Party. Any such notice must be given at such Party’s address as specified herein or at such other address as such Party has notified to the other Party. All documents furnished and notices given by any Parties under this Agreement shall be in Vietnamese.

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To SoPa/#HOTTAB:

Address	:	No 57, Tran Quoc Toan, Tran Hung Dao Ward, Hoan Kiem District, Hanoi, Vietnam
Attention	:	SANJEEV SAPKOTA
Email	:	sanjeev@thesocietypass.com

To Triip:

Address	:	24 Raffles Place, #18 - 00 Clifford Centre, Singapore 048621
Attention	:	HỒ VIỆT HẢI
Email	:	hai@triip.me

All notices and communications shall be effective immediately upon receipt (i) at the post office, (ii) by hand-delivery, (iii) via fax or (iv) via email, by the intended recipient at the address or at the fax number or via email address specified in Article 7.07(a) above or at such other address as shall be designated by a Party in a written notice to the other in accordance with Article 7.07(c) below.

Each Party shall from time to time notify the other Party of any changes of its address, telephone number, fax number and email address within three (3) days from the date of such change.

Assignment

None of the Parties may assign, whether by contract or otherwise, any of its rights or obligations under this Agreement without prior consent of the other Party.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Vietnam.

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Dispute Resolution

Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by a competent Court in accordance with the applicable Laws.

Originals; Languages; Counterparts

This Agreement shall be made in 4 (four) original sets in English and Vietnamese, with equal validity. Each of the Parties shall keep 2 (two) original sets in English and Vietnamese. In case of inconsistency between the English and Vietnamese versions, the Vietnamese version shall prevail over the English version.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed in their respective names as of the date first above written.

For and on behalf of CONG TY TNHH HOTTAB ASSET VIETNAM	For and on behalf of TRIIP PTE. LTD.
By: Name: SANJEEV SAPKOTA Title: General Director	By: Name: HỒ VIỆT HẢI Title: CEO

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